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                             DISTRIBUTION AGREEMENT


                  This Distribution Agreement (the "Agreement") is entered as of November 26, 1997 by and between Com21, Inc. ("Com21"), a Delaware corporation, with its principal place of business at 750 Tasman Drive, Milpitas, California 95035 and Philips Public Telecommunication Systems ("Philips"), a division of Philips Electronics Australia Ltd., an Australian corporation, with its principal place of business at Monash Gateway, 745 Springvale Road, Mulgrave, VIC 3170 Australia.

                                    RECITALS

                  1. Com21 intends to enable and drive development of broadband services through high speed delivery of information over Hybrid Fiber Coax ("HFC") cable networks.

                  2. Com21 is developing cable modems based on subscriber equipment technology related to broadband services over HFC cable networks and a headend distribution system for use in such cable networks.

                  3. Philips Broadband Networks, part of Philips Electronics, N.V. is involved in the data over cable market, through its Affiliate (defined below), Philips, as a systems integrator and distributor of an end-to-end product solution.

                  4. Philips wishes to be a distributor of Com21 data cable modems and Com21 headend distribution systems in the Territory (defined below) and serve as the marketing and technical lead-house for such distribution with involvement of other entities within the Philips Broadband Networks organization, including Affiliates of Philips' national sales organizations and value added resellers.

                                    AGREEMENT

                  NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS.

         1.1 "Affiliate" means any entity directly or indirectly controlling, controlled by or under common control with that party where control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting powers of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority or otherwise having power to control such entity's general activities, but only for so long as such ownership or control shall continue.


         1.2 "Com21 Cable Modem" means the Com21 subscriber-end data over cable modem, as described in Exhibit A (Com21 Products) attached hereto.

         1.3 "Com21 End User" means an End User who has purchased or been quoted a Com21 Product directly from Com21.


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         1.4 "Com21 Headend" means the headend controller unit developed by
Com21, as described in Exhibit A (Com21 Products).

         1.5 "Com21 Products" means collectively the Com21 Cable Modem, Com21 Headend and Com21 Software.

         1.6 "Com21 Software" means the Com21 Network Management Applications Programs in object code form and related documentation provided by Com21, as described in Exhibit A (Com21 Products) and firmware contained in the Com21 Products.

         1.7 "Effective Date" means the date this Agreement is executed by the last party to execute this Agreement as indicated below.

         1.8 "End User" means a cable owner or operator, multiple systems operator, program provider or any holding company or affiliate thereof.

         1.9 "First Level Support" means the class of service provided to End Users in which technical support staff is competent to answer technical inquiries regarding the Com21 Products, perform remedial hardware determination and installation and configuration support of the Com21 Products, identify the cause of a problem, replicate the problem at either the End User site or Phillips test facility, and implement a solution for a problem which is not the result of an Error (as such term is defined in Exhibit D). In the case of an Error, the technical staff is competent to identify the source of the Error and create a reproducible test case and document the details of the Error for escalation to Com21.

         1.10 "Territory" means the world, excluding the Republic of South Korea and the Democratic Peoples' Republic of Korea (North Korea).

2.       APPOINTMENT; TERRITORY; COM21 PRODUCTS.

         2.1 Appointment. Subject to all the terms and conditions of this Agreement, Com21 hereby appoints Philips for the term of this Agreement as a non-exclusive distributor of the Com21 Products only within the Territory. Com21 Products distributed by Philips for further distribution may be distributed only through subdistributors who have been pre-approved in writing by Com21 and who are bound in writing to all the restrictions on Philips contained in this Agreement. Com21 agrees not to distribute Com21 Products directly to any End User located outside of North America to whom Philips has previously supplied a Com21 Product; provided that Com21 shall not be restricted from distributing Com21 Products to (a) any original equipment manufacturer or (b) any End User that objects to obtaining the Com21 Products from Philips for reasons relating to service or support despite Com21's good faith efforts to encourage such End User to purchase the Com21 Products from Philips. Nothing in this Agreement, however, shall be construed as limiting in any manner Com21's marketing or distribution activities within North America or its marketing activities or appointment of other dealers, distributors, licensees or agents anywhere in the world.

         2.2 Territorial Restrictions. Philips may distribute Com21 Products only to persons and entities located and taking delivery within the Territory. Philips acknowledges and

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understands that Com21 has granted Dacom International and Dacom, Inc. exclusive rights to distribute the Com21 Products in the Republic of South Korea and, when distribution becomes legally permissible, in the Democratic Peoples' Republic of Korea (North Korea) (the "Excluded Territory") pursuant to that certain Distribution and Manufacturing License Agreement by and among Com21, Dacom International and Dacom, Inc. dated June 26, 1996. No distribution of a Com21 Product shall be made by Philips, any Affiliate or subdistributor to any person or entity where Philips knows or has reason to believe that the ultimate end user of such Com21 Product is located within the Excluded Territory and any such distribution will result in immediate termination of this Agreement.

         2.3 Com21 Products. Com21 reserves the right to change, modify or discontinue any Com21 Product in its sole discretion at any time. Com21 shall have the right to discontinue any Com21 Product in its sole discretion, provided that Com21 makes available to Philips a functionally similar product. Any such modified, changed or functionally similar product shall be a Com21 Product hereunder. Com21 will notify Philips as soon as practicable, but in no event less than ninety (90) days, of any plans to discontinue a Com21 Product. Following such notice, Com21 and Philips will discuss the customer and business impact of such Com21 Product discontinuation. Com21 will use commercially reasonable efforts to fulfill all orders by Philips, accepted by Com21, of the discontinued Com21 Product.

                  2.3.1 New Com21 Products. Com21 will use commercially reasonable efforts to notify Philips of the development of any update, enhancement or improvement of a Com21 Product or a new Com21 Product (each, a "New Com21 Product"). Com21 will, in its sole discretion, provide Philips beta versions of New Com21 Products when Com21 first makes such beta versions available for distribution. Each New Com21 Product will be made generally available to Philips as a Com21 Product, subject to the terms and conditions hereof, at the same time as such Com21 Product is made generally available in the United States by Com21. The Com21 Product list as per Exhibit A will be maintained with all New Com21 Products.

                              2.3.1.1 Test Products. Com21 agrees to provide to
Philips, for no longer than four (4) months, as a bailee, one (1) unit of each New Com21 Product to perform qualification testing. All New Com21 Products furnished by Com21 to Philips under this Section 2.3.1.1 (Test Products) ("Bailed Property") shall: (i) be clearly marked or tagged as Com21's property;
(ii) be and remain personal property and not become a fixture to real property;
(iii) be subject to inspection by Com21 at any time; (iv) be used only for qualification testing by Philips; (v) be kept free of liens and encumbrances;
(vi) be kept separate from other materials, tools or property of or held by Philips; (vii) not be modified in any manner by Philips; and (viii) shall be stored in a safe place and environment. In the event Philips uses the Bailed Property for any purpose other than to conduct qualification testing as specified herein without Com21's prior written consent, Philips agrees to purchase such Bailed Property at Com21's list price for such Bailed Property. Com21 shall retain all rights, title and interest in and to the Bailed Property and Philips agrees to treat and maintain the Bailed Property with at least the same degree of care as Philips uses with respect to its own valuable equipment. Philips shall bear all risk of loss or damage to the Bailed Property until it is returned to Com21. Upon Com21's request, Philips shall promptly return and deliver all Bailed Property to Com21 in good condition, normal wear and tear excepted, without cost to Com21 (exclusive of freight costs); Com21 shall determine the manner and procedure for returning the Bailed Property and

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shall pay the corresponding freight costs. Philips waives any legal or equitable right it may have to withhold the Bailed Property and Philips agrees to execute all documents or instruments evidencing Com21's ownership of the Bailed Property as Com21 may from time to time request.

         2.4 Software License. The appointment granted in Section 2.1 (Appointment) above includes a non-exclusive, non-transferable, non-sublicensable (except as provided in Section 2.4.1 below) license to (i) use the Com21 Software solely to operate and support Com21 Cable Modems and Com21 Headends and (ii) distribute the Com21 Software, but only for use with Com21 Cable Modems and Com21 Headends, subject to the terms and conditions set forth in this Agreement. All copies of the Com21 Software and of any software or firmware contained in the Com21 Products are licensed for distribution only and not sold.

                  2.4.1 Distribution Restrictions. No distribution or license of the Com21 Software by Philips shall be made except pursuant to an enforceable written agreement (an "End-User License Agreement") signed by the end-user customer that is at least as protective of Com21 and its rights as Com21's standard end-user software license agreement, set forth in Exhibit B (Com21 End-User Software License Agreement) attached hereto. Notwithstanding the foregoing, Philips may include additional terms and/or conditions in an End-User License Agreement, but has no obligation hereunder to do so, provided that such additional terms or conditions do not diminish Com21's protections or rights as provided under the Com21 End-User Software License Agreement.

3.       INTEROPERABILITY OF OTHER PRODUCTS WITH COM21 SOFTWARE.

         3.1 Development by Com21 of Open APIs. Com21 agrees to use commercially reasonable efforts to undertake and complete development of open application programming interfaces ("APIs") for the Com21 Software.

         3.2 Development of Interoperable Products. Philips shall have the unrestricted right to develop software that operates with the Com21 Software through the APIs ("Philips Software Applications"). Notwithstanding the foregoing, Philips is not entitled to receive any source code or source documentation to the Com21 Software, except as expressly provided in this
Section 3.2. Com21 hereby grants Philips a non-exclusive right, subject to all the terms and conditions of this Agreement, to reproduce and use the APIs to develop Philips Software Applications. Com21 agrees to make available to Philips specifications to facilitate development by Philips of external network management systems, systems management systems and subscriber management software that are interoperable with the Com21 Software ("Interoperable Software"). If Com21 and Philips decide to undertake development of any Interoperable Software or API jointly, then Com21 agrees to permit Philips to use the Com21 Software source code solely for the limited purpose of such joint development under terms and conditions to be set forth in a separate written agreement and executed by the parties.

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4.       OWNERSHIP.

         4.1 Com21. As between the parties, Com21 retains and shall exclusively own all title to, and except as expressly and unambiguously licensed herein, all rights and interest in the Com21 Software, any and all APIs for the Com21 Software (by whomever produced, but excluding Philips Software Applications and Interoperable Software developed solely by or on behalf of Philips), any other software or firmware contained in the Com21 Products, documentation, all modifications, improvements and derivative works (by whomever produced) of the foregoing and all proprietary and intellectual property rights throughout the world in the foregoing. Subject to Section 4.2, Philips hereby makes any assignment necessary to accomplish the foregoing ownership provision. Com21 will have the exclusive right to, and, at Com21's expense, Philips agrees to assist Com21 in every proper way (including, without limitation, becoming a nominal party) to, evidence, record and perfect the assignment and to apply for and obtain recordation of, and from time to time enforce, maintain and defend, such proprietary rights. Philips will execute all documents Com21 may reasonably request for such purposes.


         4.2 Philips. As between the parties, Philips shall own all right, title and interest in and to its products (including, without limitation, software and documentation), Interoperable Software and Philips Software Applications developed solely by or on behalf of Philips, all modifications, improvements and derivative works (by whomever produced) of the foregoing and all proprietary and intellectual property rights throughout the world in the foregoing. Com21 shall have no right nor acquire any right whatsoever under this Agreement in any intellectual property of Philips. Subject to Section 4.1, Com21 hereby makes any assignment necessary to accomplish the foregoing ownership provision. Philips will have the exclusive right to, and, at Philips' expense, Com21 agrees to assist Philips in every proper way (including, without limitation, becoming a nominal party) to, evidence, record and perfect the assignment and to apply for and obtain recordation of, and from time to time enforce, maintain and defend, such proprietary rights. Com21 will execute all documents Philips may reasonably request for such purposes.

5.       SUPPLY TERMS.

         5.1 Forecasts. Commencing as soon as practical, but in no event less than sixty (60) days prior to the first date in which Philips' distribution of a Com21 Product is projected to occur, Philips shall deliver to Com21 rolling twelve (12) month forecasts, in writing and updated each calendar quarter, of Philips' anticipated quantity requirements and shipment dates ("Shipment Dates") for such Com21 Product. Com21 may reject any forecast submitted by Philips hereunder in which the forecasted quantity of a Com21 Product exceeds by one hundred fifty percent (150%) Philips' average forecasted quantity of such Com21 Product during the most recent six (6) month period. If a required forecast is not submitted for a Com21 Product, the immediately preceding forecast for that calendar quarter shall become the new forecast. Philips acknowledges that Com21 will use such forecasts to plan manufacturing output of the Com21 Products, however, Com21 acknowledges that such forecasts are not binding and do not commit Philips to purchase any quantity of Com21 Products.

         5.2 Purchase Orders. Philips shall order Com21 Products from Com21 by

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submitting a written purchase order (an "Order"), at least ninety (90) days prior to the applicable Shipment Date. Each Order shall identify the Com21 Products and model numbers in the quantities ordered, Shipment Date(s), shipping instructions and any export/import information required to enable Com21 to fill the order. Philips shall not submit any order in an amount less than TWO THOUSAND DOLLARS (US$2,000); provided, however, Philips shall use its best commercially reasonable efforts to ensure that each order submitted to Com21, except orders of spare parts and emergency orders, is in an amount of not less than TWENTY THOUSAND DOLLARS (US$20,000). Com21 shall accept or reject Orders received from Philips within five (5) days of receipt of such order (the "Order Acceptance Date"). Com21 shall have no liability to Philips with respect to any Order which is not accepted by Com21, provided that Com21 shall not reject any Order which is made in accordance with all of the terms of this Agreement, where the quantity of units of a Com21 Product ordered does not exceed one hundred fifty percent (150%) of Philips' average forecasted quantity of such Com21 Product during the most recent six (6) month period and Com21 has not rejected such forecast.

         5.3 Supply of Com21 Products. Notwithstanding the provisions of Section 5.2, during the term of this Agreement, subject to the other terms and conditions hereof, Com21 shall use its commercially reasonable efforts, and insofar as practical and consistent with Com21's then current lead time schedule, shipping schedule, access to supplies on acceptable terms and allocation of available products and capacity among Com21 customers, to fill (by full or partial shipment), Philips' Orders accepted by Com21 (i) for forecasted quantities of Com21 Products within eight (8) weeks following the Order Acceptance Date and (ii) for unforecasted quantities of Com21 Products not more than twelve (12) weeks following the Order Acceptance Date. Com21 will use its commercially reasonable efforts to ship such Com21 Products in shorter intervals and, whenever possible, Com21 will fill Philips' Orders with Com21 Products held by Com21 in inventory, provided Com21 has no outstanding obligation to supply such Com21 Products to a third party.

                  5.3.1 Supply of Common Components. Following the first shipment of "commercial grade" Com21 Products, Com21 will use commercially reasonable efforts to establish and maintain a reasonable quantity of Com21 Product parts or components, to be mutually agreed upon by Com21 and Philips, for shipment to Philips on a rush basis.

         5.4 Delivery. Com21 Products are delivered F.O.B. Com21's plant or other place of shipment and will be shipped by a freight forwarder specified by Philips.

         5.5 Order Changes; Rescheduling. Philips may, without charge, increase an Order for any particular Com21 Product provided that Philips gives prior written notice thereof. Com21 will use commercially reasonable efforts to accommodate Philips for any Order increase. Cancellation or rescheduling of an Order for a Com21 Product shall be effective only with prior written notice received by Com21 and, to the extent Com21 has incurred costs and/or expenses (excluding general administration and management costs) due to such cancellation or rescheduling, shall be subject to charges not to exceed the charges set forth in the following schedule (charges are based on the price of the portion of the Order that is changed or cancelled), provided Com21 is unable to sell such Com21 Products within a reasonable period of time despite Com21's commercially reasonable efforts. If an Order is rescheduled for shipment more than one hundred twenty (120) days after the originally scheduled Shipment

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Date, or if it is rescheduled twice, it will be deemed cancelled.

             Notice Period
                Before                                Cancellation                             Rescheduling
          Scheduled Shipment                             Charge                                   Charge
          ------------------                             ------                                   ------
             0 to 30 days                                  [*]                                     [*]

             31 to 60 days                                 [*]                                     [*]

           60 days and more                                [*]                                     [*]

         5.6      Rejection of Com21 Products in Case of Nonconformity.

                  5.6.1 Philips may reject any portion of any shipment of Com21 Products which is not conforming in all material respects with the specifications set forth in Com21's published data sheets applicable to the part numbers set forth in Exhibit A (Com21 Products). In order to reject a shipment, Philips must (i) give written notice to Com21 of Philips' rejection of the shipment within fourteen (14) days of receipt together with a detailed written indication of the reasons for such rejection and (ii) obtain a Return Materials Authorization ("RMA") number from Com21. After notice of rejection is given, Philips shall cooperate with Com21 in determining whether such rejection is justified. If no such notice of rejection is timely received by Com21, Philips shall be deemed to have accepted such shipment of Com21 Products.

                  5.6.2 Com21 shall specify its preferred shipping method for returned Com21 Products and Com21 shall pay all transportation and insurance charges for properly rejected Com21 Products and Philips shall be entitled to a credit in the amount of the purchase price of properly rejected Com21 Products to be applied to future orders. Com21 shall notify Philips promptly as reasonably possible whether Com21 accepts Philips' basis for rejection.

                  5.6.3 Whether or not Com21 accepts Philips' basis for rejection, Com21 shall use its reasonable efforts, at Philips' request, to provide replacement Com21 Products which shall be purchased by Philips as provided herein.

          5.7 Prices. Prices of Com21 Products to Philips payable by Philips are those set forth on Com21's then current price list [*]. Notwithstanding the foregoing, for Com21 Cable Modems that Philips purchases from Com21 for sale to End Users located in North America, [*]


                  (i) [*] during the period in which Philips purchases up to [*] units of the Com21 Cable Modem in aggregate worldwide;

                  (ii) [*] during the period in which Philips purchases more

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[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                              than [*] but less than [*] units of the Com21
                              Cable Modem in aggregate worldwide; or

                  (iii) [*] during the period in which Philips purchases more than [*] units of the Com21 Cable Modem in aggregate worldwide.

The purchase price to Philips of Com21 Headends purchased by Philips for sale to End Users located in North America shall be [*]


                  Com21 shall advise Philips of the then current price of Com21 Products to Philips for sales by Philips to End Users in North America in accordance with the provisions of this Section 5.7 and Com21 shall use its good faith efforts to provide Philips with price updates within seven (7) business days after prices are quoted by Com21. Notwithstanding anything to the contrary in this Agreement, the foregoing provisions of this Section 5.7 will be applicable to all New Com21 Products listed in Exhibit A, as amended.

                  5.7.1 Price Changes. Com21 shall have the right, in its sole discretion, from time to time or at any time, to change the prices of the Com21 Products with ninety (90) days' prior written notice for price increases. New prices will apply to all shipments made after such notice period. Orders placed by Philips within the notice period shall not exceed one hundred fifty percent (150%) of Philips' average per Order quantities during the previous six (6) month period of Com21 Products affected by the increase, although Orders in excess of such quantities may be made but shall be subject to the new increased price. In the event of any price decrease, Com21 will provide Philips with a credit towards future orders equal to the difference between (i) the price paid by Philips for the Com21 Products affected by the decrease that remain in Philips' inventory upon the effective date of the decrease (not including Com21 Products obtained more than three (3) months before the decrease and Com21 Products obtained more than six (6) months before a price decrease during the first year of the term of the Agreement) and (ii) the decreased price for the same amount of such Com21 Products. Prior to any Com21 announcement of a price decrease and upon Com21's request, Philips shall disclose to Com21 in writing Philips' inventory of Com21 Products.

                  [*] In the event, during the term of this Agreement, Com21 enters into an agreement of similar scope with a third party [*]

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[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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         5.8 Payment of Purchase Orders. Payment of all Orders shall be made in
U.S dollars by wire transfer to the bank account designated below or such other bank and account as may be designated by Com21 in writing from time to time. Terms of payment will be net thirty (30) days from Shipment Date or invoice date, whichever is later, unless Com21 at any time determines that Philips' credit is not satisfactory, in which case payment terms shall be by letter of credit satisfactory to Com21. No part of any payment payable to Com21 hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which Philips might have against Com21, any other party or otherwise.


                  Designated Bank: Silicon Valley Bank
                                   3003 Tasman Drive
                                   Santa Clara, California 95050
                  Telephone:       (408) 654-7400
                  Routing Number:  121140399
                  Beneficiary:     Com21, Inc.
                  Account No.:     0272683175
                  Federal Tax I.D. No.:  94-3201698

                  5.8.1 Taxes; Late Fees. Philips will pay, indemnify and hold Com21 harmless from all charges including, without limitation, transportation charges, any sales, use, excise, ad valorem, import, export, value-added or similar tax, or other tax or duty not based upon Com21's net income and all government permit fees, license fees, customs fees and similar fees, duties and other governmental assessments which Com21 may incur in connection with this Agreement and the performance of Com21's or Philips' (or any Affiliate's) obligations hereunder. Any amounts that are not paid on or before such payment is due shall bear interest at a rate of one percent (1%) per month, calculated on the number of days such payment is delinquent, or if less, the maximum amount permitted by law. The foregoing shall in no way limit any other remedy available to Com21.

6.       PHILIPS COVENANTS AND REPRESENTATIONS.

                  Except as otherwise expressly and unambiguously provided herein, Philips represents, warrants and agrees:

                  (i) to notify Com21 of any actual or potential governmental action relevant to any Com21 Product as soon as Philips becomes aware of such action;

                  (ii) not to modify, create any derivative work of, or include in any other software or make any copies of the Com21 Software or any software or firmware contained in the Com21 Products or copies or any portion thereof;

                  (iii) not to delete, alter, obscure, add to or fail to reproduce in and on any Com21 Product the name of such Com21 Product and any copyright or other notices appearing in or on any component, copy, documentation, media, master or package materials provided by Com21 or which may be required by Com21 at any time;

                  (iv) not to reverse assemble, decompile, reverse engineer or otherwise

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attempt to derive the source code (or the underlying ideas, structure, sequence, organization or algorithms) from the Com21 Software or copies of other software contained in a Com21 Product or from any other information or allow others to do any of the foregoing;

                  (v) to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof. In its distribution efforts, Philips will use the then current names, marks and designations used by Com21 for the Com21 Products (the "Marks") (but will not represent or imply that it is Com21 or is a part of Com21). However, all advertisements, promotional materials, packaging and anything else bearing a Mark shall identify Com21 as the Mark owner and shall be subject to prior written approval of Com21, which approval shall not be unreasonably withheld. Philips agrees not to use or contest during or after the term of this Agreement any Mark used by Com21 anywhere in the world (or any name, mark or designation substantially similar thereto). In addition, during the term of this Agreement, Philips shall cooperate with Com21 in its efforts to register the Marks. Philips shall not apply to register any of the Marks without Com21's prior written consent;

                  (vi) to keep Com21 informed as to any problems encountered with the Com21 Products and any resolutions arrived at for those problems, and to communicate promptly to Com21 any and all modifications, design changes or improvements of the Com21 Products suggested by any customer, employee or agent. Philips further agrees that Com21 shall have any and all right, title and interest in and to any such suggested modifications, design changes or improvements of the Com21 Products, without the payment of any additional consideration therefor either to Philips, or its employees, agents or customers. Philips further agrees that it will also promptly notify Com21 of any infringement of any trademarks or other proprietary rights relating to the Com21 Products of which Philips becomes aware; and

                  (vii) to comply, to the extent applicable, with the U.S. Foreign Corrupt Practices Act (regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States and all other applicable foreign agencies and authorities, and not to export or re-export, or allow the export or re-export of, any Com21 Product or any copy or direct product thereof (a) in violation of any such restrictions, laws or regulations or (b) without all required licenses and authorizations, to Cuba, Libya, North Korea, Iran, Iraq or Rwanda or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to part 740 of the U.S. Export Administration Regulations (or any successor supplement or regulations). Philips shall promptly execute any documents required by Com21 to comply with U.S. export requirements or demonstrate to Com21 its compliance with such requirements. Philips shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of all Com21 Products, material or items deliverable by Com21 hereunder to any location and shall demonstrate to Com21 compliance with all applicable laws and regulations prior to delivery thereof by Com21.

7. MARKETING OF COM21 PRODUCTS. Philips shall use its commercially reasonable efforts to successfully market the Com21 Products through existing and new distribution channels, provide systems integration services for End Users and provide First Level Support (including installation, training and other support) to End Users on a continuing basis. Com21 will provide Philips with updated information on product positioning,

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competitive products and other appropriate marketing tools as agreed upon by the parties on an as needed basis. In connection with certain large sales opportunities or presentations, Com21, upon Philips' request, will use commercially reasonable efforts to provide Philips with technical and marketing presales support, as mutually agreed by the parties. Each party shall bear its own costs and expenses incurred in connection with its sales and marketing efforts, unless otherwise agreed to in advance by both parties.

8.       TRAINING AND SUPPORT OF COM21 PRODUCTS.

         8.1 Training. Com21 will provide Philips personnel a total of two (2) man days of sales training in connection with sales and marketing of the Com21 Products and ten (10) man days of technical training in connection with installation and support of the Com21 Product per annum. Training will be conducted at mutually agreeable times and locations; provided Philips shall pay reasonable travel, lodging and meal expenses incurred by Com21 in connection with providing technical training at a location other than Com21's facilities. Each party shall bear its own sales and marketing training expenses including, without limitation, travel, lodging and meal expenses.

         8.2 Support. Com21 shall provide Support Services (as defined in Exhibit D) to Philips for the Com21 Software pursuant to the terms and conditions set forth in the Com21 Support Terms and Conditions in Exhibit D hereto (Com21 Support Terms and Conditions). Philips shall have sole responsibility for performing First Level Support of the Com21 Products. Philips shall perform a reasonable technical investigation of all Support Services issues and attempt to determine the cause of the problem before requesting Com21 to provide Support Services. In the event that Philips requests Com21 to perform on-site support, then Com21 and Philips will mutually agree upon the corrective action to be taken.

9. DEMONSTRATION COM21 PRODUCTS. Philips shall purchase from Com21 such Com21 Products comprising one (1) complete broadband modem system ("Demonstration System") for Philips' internal use only. In addition, Philips shall be entitled to purchase Com21 Products comprising up to four (4) additional Demonstration Systems for internal use within the Philips Broadband Networks organization. Such Demonstration Systems may be used at national and regional trade shows to promote the Com21 Products and Philips' distribution and systems integration services in connection with the Com21 Products, provided (i) the Demonstration Systems are maintained in good working order and appearance and otherwise in a manner which reflects favorably upon Com21 and (ii) the Demonstration Systems are operated substantially in accordance with Com21's reasonable operating guidelines. Such Com21 Products shall be of commercial grade, except that Philips may elect to accept (a) a late beta version of the Com21 Software, provided that modifications of such beta version of the Com21 Software prior to commercial availability will be limited to updates and (b) beta versions of the Com21 Cable Modem and the Com21 Headend, provided that Com21 will exchange each such beta version for a commercial grade version when it becomes available. The price of the Demonstration Systems shall be discounted from Com21's current price list as set forth in Exhibit E hereto (Demonstration Systems Prices) and shall include, without charge, one (1) copy of the Com21 Software for each Demonstration System. Philips shall not obscure, remove, alter or add to any trademark, logo, designation or label on or in any Com21 Product purchased under this Section 9.

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10.      WARRANTY; DISCLAIMER.

         10.1 Com21 Products Standard Warranty. Com21 warrants only to Philips for the period stated in the next paragraph and, in the case of clause (iv) below, from the date of shipment to one (1) year following January 1, 2000 (the "Warranty Period"), that:

                  (i) each Com21 Cable Modem and Com21 Headend shall be free from material defects in design, manufacturing and materials;

                  (ii) the media provided by Com21 containing the Com21 Software (but not the Com21 Software itself) is free from physical defects;

                  (iii) each Com21 Cable Modem and Com21 Headend will perform substantially in accordance with Com21's published performance and functional specifications for such Com21 Product; and

                  (iv) the use of dates prior to, after or including the year 2000 will not render a Com21 Product inoperative.

                  For Com21 Products shipped to End Users from Philips' inventory, the Warranty Period applicable to such Com21 Products shall be one
(1) year from the date of shipment to the End User; provided that, in no event shall the Warranty Period exceed fifteen (15) months from the original date of shipment by Com21, and further provided such Com21 Products are included in a written report, submitted by Philips to Com21 on a monthly basis, of Philips' inventory of Com21 Products, specifying the shipment date, quantity shipped and serial numbers of such Com21 Products. Com21 and Philips may, as required, review the applicability of the fifteen (15)-month Warranty Period to reflect a twelve (12)-month operational warranty in an efficient factory-to-customer logistics operation.

                  The foregoing warranty above does not extend to any Com21 Product that (i) is modified or altered, (ii) is not maintained to Com21's maintenance recommendations, (iii) is operated in a manner other than that specified by Com21, (iv) has its serial number removed or altered, (v) is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment) or (vi) is used with or operated with any product, the performance or functionality of which is affected by the use of dates prior to, after or including the year 2000. Philips' sole remedy with respect to any warranty set forth in this Section 10.1 is as stated in Section 10.3 (Return of Com21 Products) below and, with respect to defects in the Com21 Software other than as provided in the foregoing warranty, in the Com21 Support Terms and Conditions in Exhibit D hereto. Philips is fully responsible for satisfaction of its customers and will be responsible for all claims, damages, settlements, expenses and attorneys fees incurred by Com21 with respect to Philips' customers or their claims beyond Com21's above warranty obligation to Philips, except to the extent that such warranty is expressly prohibited by the law applicable to an agreement between Philips and an End User or a Philips reseller and an End User governing the sale and purchase of the Com21 Products.

                  EXCEPT TO THE EXTENT THE PROVISIONS OF THIS PARAGRAPH

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ARE EXPRESSLY PROHIBITED BY THE LAW APPLICABLE TO AN AGREEMENT BETWEEN PHILIPS
AND AN END USER OR A PHILIPS RESELLER AND AN END USER GOVERNING THE SALE AND PURCHASE OF COM21 PRODUCTS, IN WHICH CASE THE WARRANTIES WITH RESPECT TO SUCH COM21 PRODUCTS SHALL BE LIMITED TO THE MAXIMUM EXTENT PERMITTED BY SUCH LAW, COM21 MAKES NO OTHER WARRANTIES WITH RESPECT TO THE COM21 PRODUCTS, OR ANY SERVICES AND DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. FURTHER, COM21 DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE COM21 PRODUCTS OR RELATED DOCUMENTATION IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.

                  10.1.1 Product Reliability Failure. Com21 shall use its commercially reasonable efforts to ensure that not greater than one percent (1%) of the units of the Com21 Cable Modem delivered to Philips during any consecutive rolling twelve (12) month period fail to comply with the above warranty.

                  10.1.2 Excess Product Failure. "Excess Product Failure" shall mean more than one percent (1%), but less than three percent (3%), of the units of the Com21 Cable Modem delivered to Philips during any rolling twelve (12) month period, or any other representative period, fail to comply with the above warranty. In the event of an Excess Product Failure, the parties shall work together in good faith to develop a corrective action program to be implemented within a mutually agreeable timeframe.

                  10.1.3 Catastrophic Product Failure. "Catastrophic Product Failure" shall mean greater than three percent (3%) of the units of the Com21 Cable Modem delivered to Philips during any rolling twelve (12) month period, or any other representative period, fail to comply with the above warranty or in the event of it being determined that any Com21 Product as delivered to Philips by Com21 has a defect that causes or could cause injury to a person or substantial property damage when such Com21 Product is used as specified in the documentation provided by Com21 for such Com21 Product or in the event (i) a government authority having jurisdiction over the distribution and use of the Com21 Products orders a recall of the Com21 Products or (ii) Com21, Philips and an End User all agree in writing to the return of all units of Com21 Products delivered to such End User. In the case of a Catastrophic Product Failure, Com21's obligations shall be, as soon as practicable, to propose a corrective action plan to fix the failure of any affected unit of Com21 Cable Modem and to implement this action plan upon Philips' acceptance thereof. If the action plan is not acceptable to Philips, Philips can require Com21 to repair or replace, at Com21's option, the affected units of Com21 Cable Modem. The repair or replacement shall be done at mutually agreed-upon location(s); provided, however, that costs of repair or replacement together with the shipping, transportation and other costs of gathering and redisseminating such units of the Com21 Cable Modem shall be borne by Com21. The parties agree to make commercially reasonable efforts to complete the repair or replacement of all of the affected units of Com21 Cable Modem within a reasonable time after written notice of Catastrophic Product Failure by Philips to Com21.

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         10.2 Com21 Products Extended Warranty. Philips may obtain an extended warranty for the Com21 Cable Modem and Com21 Headend in accordance with the terms and conditions set forth in Exhibit F (Com21 Products Extended Warranty).

         10.3 Return of Com21 Products. Philips will handle and be responsible for all warranty returns of Com21 Products from its direct and indirect customers. Com21 Products obtained from Com21 which do not comply with the above warranty and are returned to Philips during the Warranty Period (as shown by appropriate documentation) will be repaired or replaced at Com21's option, at no cost to Philips. Philips shall ensure that only Com21 Products that do not comply with the above warranty are the basis of any warranty claim and that such Com21 Products are promptly returned to Com21. Com21 will bear the cost of freight and insurance of returned Com21 Products. All returned Com21 Products must be in the original packaging and container, or other protective packaging, which shall conspicuously bear the RMA number Philips obtains from Com21 prior to return. In the event that a Com21 Product returned by Philips is determined by Com21 to comply with the warranty, Philips shall reimburse the amount of shipping and insurance charges incurred by Com21 and pay Com21 FIFTY DOLLARS (US$50) for each returned Com21 Product in which no problem was found. If Com21 cannot, or determines that it is not practical to, repair or replace the returned Com21 Product, the price therefor paid by Philips will be credited and applied to future orders. Com21 will reimburse Philips for reasonable expenses, which Com21 has pre-approved in writing, incurred and paid by Philips in connection with performing repairs of Com21 Products returned during the Warranty Period and Com21 will, upon request, provide Philips, at no expense, with parts necessary for performing such repairs. In addition, Com21 will make available to Philips repair parts for purchase at Com21's then current spare parts prices. In the event of a breach by a Com21 Product of an implied condition or warranty that may not be disclaimed or excluded under the law applicable to the agreement between Philips and its End User or between a Philips reseller and its End User governing the purchase and sale of such Com21 Product, Com21 agrees to indemnify Philips against any claim or damages solely resulting from such breach; provided the breach is not caused by any action, omission or intervention by Philips or such Philips reseller; further provided that (i) the provisions of this paragraph are expressly prohibited by such law and (ii) Philips or the Philips reseller has used its commercially best efforts to limit the warranties and conditions applicable to such Com21 Product to the maximum extent permitted under such law.

                  10.3.1 Out-of-Warranty Repairs. After expiration of the Warranty Period, Com21 will repair Com21 Products on a time and materials basis at prices and charges that are not higher than those provided by Com21 to third parties. Com21 will warrant such out-of-warranty repair of Com21 Products for a period of thirty (30) days from the date of repair.

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                  10.3.2 Repair or Replacement Turn Around Time. Com21 will use commercially reasonable efforts to repair or replace defective units of the Com21 Cable Modem and Com21 Headend, whether such repair or replacement is in-warranty or out-of-warranty, and ship the repaired or replaced Com21 Product to Philips within ten (10) business days, but in no event more than fifteen (15) business days, after Com21's receipt of the defective Com21 Product. Failure of the Com21 Software to comply with the warranty set forth in Section 10.1 (iv) shall be deemed a "Critical Error" as defined in the Com21 Support Terms and Conditions set forth in Exhibit D hereto and Com21 will correct such failure in accordance with the terms for correcting Critical Errors specified therein. Correction of other errors of the Com21 Software shall be performed by Com21 pursuant to the Com21 Support Terms and Conditions in accordance with the priority level reasonably assigned to such errors by Philips.

11.      CONFIDENTIALITY.

         11.1 Confidential Information. Information of either party (the "Disclosing Party") including, but not limited to, trade secrets, know-how, inventions (whether patentable or not), ideas, improvements, works of authorship, derivative works, modifications, product development plans, forecasts, strategies, names and expertise of employees and consultants, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and all other business and technical information, which at the time of disclosure is clearly designated as confidential, shall be the confidential information ("Confidential Information") of the Disclosing Party. In particular, but without limitation, the Com21 Software source code and the source code of any software and firmware contained in the Com21 Products shall be the Confidential Information of Com21. In addition, the terms of this Agreement shall be the Confidential Information of each party disclosed to the other party. Each party recognizes the importance to the other of the other's Confidential Information. In particular, Philips recognizes that the Com21 Software source code and other of Com21's Confidential Information (and the confidential nature thereof) are critical to the business of Com21 and that Com21 would not enter into this Agreement without assurance that such technology and information and the value thereof will be protected as provided in this Section 11.1 (Confidential Information).

         11.2 Confidentiality Obligations. Each party (the "Receiving Party") acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the Disclosing Party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter for a period of five (5) years, keep in confidence as a fiduciary and take all precautions the Receiving Party uses with respect to its confidential materials of a similar nature. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than for the purpose of performing its obligations under this Agreement or as expressly permitted under the terms of this Agreement or by a separate written agreement.

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                                                                    Confidential

The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, consultants and Affiliates who need access to such Confidential Information in order to perform its obligations under this Agreement and will protect the Disclosing Party's Confidential Information to the same extent the Receiving Party protects its Confidential Information. In addition, Com21 staff shall not disclose any of the purchasing price conditions of this Agreement to any person, including Philips staff, associates and customers worldwide except the following nominated officers: Garry McCarten, Edwin Taits, David Torr, Neinhard Neuwirth, Jim Reynolds, Steve Mulvogue, Dieter Brauer, Peter Gensch, and other officers as nominated by Garry McCarten or the appropriate Philips senior manager. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information.

         11.3 Exceptions to Confidential Information. Information that is in or (through no improper action or inaction of the Receiving Party or any Affiliate, agent or employee) enters the public domain shall not be Confidential Information hereunder; provided, however, Confidential Information may include information concerning the Receiving Party's use or manner of use of information or data in the public domain. Without granting any right or license, the Disclosing Party agrees that the obligations set forth in Section 11.2 (Confidentiality Obligations) above shall not apply to the extent that Confidential Information includes information which the Receiving Party can document (i) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, or (ii) was rightfully disclosed to it by another person without restriction, or (iii) was independently developed without use of any Confidential Information of the Disclosing Party by employees of the Receiving Party who had no access to such information, or (iv) is or becomes (through no improper action or inaction by the Receiving Party or any Affiliate, agent, consultant or employee) generally available to the public. Notwithstanding the foregoing, Philips shall not disclose qualification test results for any Com21 Product except for the sole purpose of providing a quotation, Request for Proposals (RFPs) or support relating to such Com21 Product. Philips shall not, nor permit any third party (including, without limitation, End Users) to, publish such test results.

12.      INFRINGEMENT; PRODUCT LIABILITY

         12.1 Indemnification. Com21 shall defend, indemnify and hold Philips and its officers, directors, employees and agents harmless from liability arising from (a) infringement by the Com21 Products of any patent, copyright or trademark and (b) the death of, or bodily injury to, any person or property damage on account of use of a Com21 Product which is finally determined by a court of competent jurisdiction to have been caused by a manufacturing defect, materials defect or design defect of such Com21 Product, provided that (w) Com21 is promptly notified in writing of any and all threats, claims and proceedings related thereto,

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(x) given reasonable assistance in connection therewith, (y)
has sole control over the defense and all negotiations for a settlement or compromise, and (z) Com21's obligation under clause (a) shall not exceed the amount in aggregate paid to it hereunder on account of Com21 Products sold by Philips, during the twelve (12) month period prior to the date the cause of action arose, to End Users located in the same country in which the infringement occurred. Com21 will not be responsible for any settlement it does not approve in writing. The foregoing obligation of Com21 does not apply to any liability caused by Philips or any Philips Affiliate's negligence, recklessness or wilful misconduct or with respect to any Com21 Product or portions or components thereof (i) not supplied by Com21, (ii) made in whole or in part in accordance to Philips' design specifications, where the infringement relates to such specifications, (iii) which is modified after shipment by Com21, (iv) combined with other products, processes or materials, (v) where Philips continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, (vi) where Philips' use of the Com21 Product is incident to an infringement not resulting primarily from the Com21 Product or is not strictly in accordance with the licenses granted hereunder or (vii) used in a manner other than as specified in the documentation provided by Com21 for such Com21 Product.

         Philips will indemnify Com21 and its officers, directors, employees and agents from all liability, damages, settlements, attorneys' fees and expenses related to a claim excluded from Com21's indemnity obligation by the foregoing sentence or any claims, liability or damages arising out of the actions or inactions of Philips or of any Philips Affiliate under this Agreement, including, without limitation, breach of any of Philips' warranties, obligations or representations herein, or failure to protect Com21's ownership interest in the Com21 Products in connection with the marketing or distribution of the Com21 Products. Similarly, Com21 will indemnify Philips and its officers, directors, employees and agents from all liability, damages, settlements, attorneys' fees and expenses related to any claims, liability or damages arising out of the actions or inactions of Com21 or of any Com21 Affiliate under this Agreement, including, without limitation, breach of any of Com21's warranties, obligations or representations herein, except the warranties provided in Section 10.1 above. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED.

         12.2 Infringement by Com21 Product. If a Com21 Product or any part thereof becomes, or in Com21's opinion is likely to become, the subject of a claim of infringement of a patent or copyright of a third party, Com21 shall, at its option and expense, (i) procure for Philips or its End User the right to continue using the Com21 Product or (ii) replace or modify the Com21 Product so that it becomes non-infringing but remains functionally equivalent, which Philips shall accept as full and complete satisfaction for any claims it might have against Com21 arising from such infringement. Com21's exercise of any of its obligations under this Section 12.2 (Infringement by Com21 Product) shall not limit or exhaust its obligations of indemnification under Section 12.1 above (Indemnification).

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13.      TERM AND TERMINATION.

         13.1 Term. This Agreement shall be effective for a period of three (3) years commencing on the Effective Date, unless earlier terminated in accordance with its terms. Thereafter, this Agreement shall be automatically renewed on its anniversary dates for successive one (1) year terms subject to a party providing written notice to the other party, no later than ninety (90) days prior to any such anniversary date, of such party's intent not to renew in which event this Agreement shall terminate at the end of the then current term. Philips understands that after the date of termination, neither it nor any subdistributor shall have any right whatsoever to continue as a dealer or distributor or otherwise regardless of any undocumented continuation of the relationship with Com21 or be entitled to any compensation in connection with such termination. Upon termination of this Agreement, Com21 may elect in its sole discretion, to cancel pending Orders, in which case, Com21 will repurchase all of the entire remaining inventory of the then current versions of the Com21 Products held by Philips. Com21 shall pay Philips for all Com21 Products so repurchased (if received in new and resalable condition) an amount equal to the price paid by Philips to Com21. Absent such cancellation of pending Orders by Com21, Philips shall have the right, for a period of six (6) months following the effective date of termination, to distribute Com21 Products remaining in inventory held by Philips and not repurchased by Com21.

         13.2 Termination for Cause. This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

                  (i) If the other ceases to do business, or otherwise terminates its business operations; provided, however, that the acquisition of all or substantially all of a party's stock, assets or business shall not be grounds for termination of this Agreement; or

                  (ii) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval for this Agreement or conduct its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days; or

                  (iii) If the other breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days (10 days in the case of a failure to pay) of written notice describing the breach; provided, however, that a breach of the obligations set forth in Sections 11 (Confidentiality), 6(ii) or 6(iv) shall be grounds for immediate termination of this Agreement by the non-breaching party; or

                  (iv) If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within ninety (90) days).

         13.3 Obligations of Philips Upon Termination. Upon any termination of this Agreement by Com21:

                  (i) Philips' obligations to pay all sums due hereunder shall be accelerated

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                                                                    Confidential

and all such sums shall be due and payable on the effective date of termination or expiration;

                  (ii) All licenses granted to Philips hereunder shall immediately terminate, and Philips shall discontinue all use and distribution of the Com21 Products, Com21 Software and Marks;

                  (iii) Philips may keep one (1) copy of the Com21 Software in object code form to be used solely for support of its installed base of Com21 Products as of the date of termination and Philips shall have a limited license only to the extent necessary for Philips to support the installed base of Com21 Products.

         13.4 Other Obligations Upon Termination. Except as otherwise provided in Section 13.3 (Obligations of Philips Upon Termination) above, upon termination of this Agreement, each party shall, within fifteen (15) days of the effective date of any termination of this Agreement, return to the other or destroy all manifestations of the other party's Confidential Information and any and all other materials in such party's possession which had been furnished to it by the other party pursuant to this Agreement, and such party shall warrant in writing to the other within thirty (30) days after termination or expiration that all such materials have been returned or destroyed pursuant to this Section
13.4 (Other Obligations Upon Termination). Com21 agrees to provide Philips' End Users, following expiration or any termination of this Agreement, with service and support of the Com21 Products subject to the terms of a written agreement between Com21 and each such End User. Com21 further agrees to honor, following expiration or any termination of this Agreement, all then currently effective warranties of the Com21 Products extended by Philips to End Users, provided such warranties are of the same scope as those set forth in Section 10 of this Agreement. Notwithstanding the foregoing, Com21 shall have no obligation under any agreement between Philips and an End User for service or support of the Com21 Products.

         13.5 Survival. Termination of this Agreement shall not relieve Philips from its obligations to pay Com21 any sums accrued hereunder. The parties agree that their respective rights, obligations and duties under Sections 4 (Ownership), 5.8 (Payment of Purchase Orders), 5.8.1 (Taxes; Late Fees), 6 (Philips Covenants and Representations), 10.1 (Com21 Products Standard Warranty), 10.3 (Return of Com21 Products), 11 (Confidentiality), 12 (Infringement, Product Liability), 13.3 (Obligations of Philips Upon Termination), 13.4 (Other Obligations Upon Termination), 13.5 (Survival), 13.6 (No Liability for Termination), 13.8 (No Effect on End-Users), 13.9 (Termination Not Sole Remedy), 14 (Limited Liability), 15 (Relationship of Parties), 16 (Assignment), 17 (Successors and Assigns), 18 (Source Code Escrow) and 19 (General) as well as any rights, obligations and duties which by their nature extend beyond the termination or expiration of this Agreement shall survive any termination or expiration of this Agreement.

         13.6 No Liability for Termination. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of this Agreement whether or not such party is aware of any such damage, loss or expenses.

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         13.7 Pending Orders. In the event of any termination, Com21 may elect to continue or terminate any Order for Com21 Products then pending. In the event Com21 elects to terminate an Order, Com21 shall ship the ordered Com21 Products directly to the End User.

         13.8 No Effect On End Users. Upon an End User acquiring a copy of the Com21 Software pursuant to an End User License Agreement, the End User shall be entitled to use that copy of the Com21 Software, subject to the terms and conditions of the End-User License Agreement. The rights of End Users are independent of this Agreement and, notwithstanding anything to the contrary herein, will survive any termination of this Agreement for any reason whatsoever.

         13.9 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

14.      LIMITED LIABILITY.

         EXCEPT PURSUANT TO CLAUSE (a), (b) or (d) BELOW AND NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE IN ANY RESPECT UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOST DATA OR COST OF CAPITAL) OR FOR COST OF SUBSTITUTE GOODS, TECHNOLOGIES OR SERVICES.

         FURTHERMORE, EXCEPT FOR (a) CASES IN WHICH PROVISIONS OF THIS SECTION 14 ARE PROHIBITED BY ANY LAWS WHICH GOVERNS ANY AGREEMENT BETWEEN PHILIPS AND ANY END USER OR A PHILIPS RESELLER AND ANY END USER, (b) BREACH OF SECTION 6(ii), 6(vi) OR 11 HEREOF, (c) INDEMNIFICATION UNDER SECTION 12.1 AND PRODUCT LIABILITY CLAIMS OR (d) ACTIONS OF PHILIPS BEYOND THE SCOPE OF THE LICENSES GRANTED HEREUNDER, COM21 SHALL NOT BE LIABLE TO PHILIPS NOR PHILIPS LIABLE TO COM21 IN EXCESS OF, IN THE CASE OF COM21, THE AGGREGATE AMOUNT RECEIVED FROM PHILIPS HEREUNDER, AND IN THE CASE OF PHILIPS, THE AGGREGATE AMOUNT PAID OR PAYABLE HEREUNDER, IN THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE.

15. RELATIONSHIP OF PARTIES. The parties hereto each expressly understand and agree that Com21 and Philips and its Affiliates are independent contractors in the performance of each and every part of this Agreement, each is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. Each party (the "Indemnifying Party") is responsible for and will indemnify the other (the "Indemnified Party") from any and all claims, liabilities, damages, debts, settlements, costs, attorneys' fees, expenses and liabilities of any type whatsoever that may arise on account of the Indemnifying Party's or any activities of its Affiliates, employees or agents (including, without limitation, direct and indirect subdistributors) including, without limitation, providing unauthorized representations or warranties (or failing to disclose all warranties and liabilities) to its customers or breaching any

                                                          Distribution Agreement

                                                                    Confidential

term, representation or warranty of this Agreement. Each party is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of the other party, nor with such other party's employment of other persons or incurring of other expenses. Except as expressly provided herein, neither party shall have no right to exercise any control whatsoever over the activities or operations of the other party.

16. ASSIGNMENT. This Agreement and the rights hereunder are not transferable or assignable by Philips without the prior written consent of Com21, except an assignment to Philips' parent corporation or an Affiliate thereof. Any attempted assignment, delegation or other transfer, of this Agreement or of any rights or obligations hereunder contrary to this Section 16 (Assignment) shall be a material breach of this Agreement by Philips, shall be void and shall be of no force or effect.

17. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns.

18. SOURCE CODE ESCROW. Upon Philips' request, Com21 shall, at Philips' expense, maintain in escrow under the terms and conditions specified in the Source Code Escrow Agreement in the form attached hereto as Exhibit G (Com21 Source Code Escrow Agreement) the source code for the Com21 Software ("Deposit Materials"). Com21 shall update the Deposit Materials within ninety (90) days of the commercial release of a new version of the Com21 Software. In the event of termination by Philips pursuant to Section 13.2, Com21 is unable or unwilling to perform its obligations of support of the Com21 Software for more than thirty
(30) consecutive days, provided Philips has purchased Support Services, or Com21 seeks protection under any bankruptcy or similar laws, and the trustee in bankruptcy fails either to assume this Agreement within one twenty (120) days of the date of filing of such bankruptcy petition or to perform this Agreement within the meaning of Section 365(a)(4)(i) of the United States Bankruptcy Code (the "Release Condition"), Philips shall be entitled to receive a copy of the Deposit Materials only during the period that the Release Condition exists for the sole purpose of correcting errors in the Com21 Software. If at any time the Release Condition ceases to exist, Philips shall immediately destroy or return all copies and portions of the Deposit Materials to the escrow agent and shall notify the escrow agent and Com21 that it has done so.

19.      GENERAL.

         19.1 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by the parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by the parties to be an amendment or waiver.

         19.2 Governing Law and Legal Actions. This Agreement shall be governed by and construed under the laws of the State of California and the United States of America without

                                                          Distribution Agreement

                                                                    Confidential

regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the courts having within their jurisdiction the location of Com21's principal place of business. Both parties hereby consent and waive any venue objections to the jurisdiction of such courts. The parties agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California or federal law.

         19.3 Attorneys' Fees. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover all court costs and reasonable attorneys' fees incurred, including such costs and attorneys' fees incurred in enforcing and collecting any judgment.

         19.4 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

         19.5 Notices. Any notice provided for or permitted under this Agreement shall be sufficient only if personally delivered, sent by confirmed telex or telecopy with written verification of successful transmission, delivered by a major commercial international rapid delivery service with tracking capabilities and written verification of receipt, mailed by certified or registered mail, postage prepaid, return receipt requested to a party at the address set forth below, or at such other place of which the other part(ies) has notified in accordance with the provision of this Section 19.5 (Notices). If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. or Australian mails.

                  If to Com21: Com21, Inc.
                               750 Tasman Drive
                               Milpitas, CA  95035
                               USA
                               Telecopy:       (408) 953-9299
                               Attention:      President

                  and copy to: Brobeck, Phleger & Harrison
                               Two Embarcadero Place
                               2200 Geng Road
                               Palo Alto, CA  94303
                               USA
                               Telecopy:       (650) 496-2885
                               Attention:      Thomas Kellerman, Esq.

                If to Philips  Philips Public Telecommunication Systems
                               Monash Gateway
                               745 Springvale Road
                               Mulgrave
                               VIC 3170 Australia
                               Telecopy:       03-9574-3577
                               Attention:      General Manager, ICC


                                                          Distribution Agreement

                                                                    Confidential


                  and copy to: Philips Legal Department
                               Philips Electronics Australia Limited, 16th Level 15 Blue Street
                               North Sydney NSW 2060
                               Australia
                               Telephone:      61 2 9925 3300
                               Telecopy:       61 2 9925 3259
                               Attention:      The Manager

                  and copy to: Office of the General Counsel
                               Philips Electronics North American Corporation 100 East 42nd Street
                               New York, New York  10017
                               Telephone:      (212) 850-5000
                               Telecopy:       (212) 850-5515


         19.6 Entire Agreement. This Agreement, including all exhibits to this Agreement, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes the Memorandum of Understanding dated October 23, 1996 and all prior or simultaneous proposals, negotiations, representations, conversations, discussions and agreements, whether written or oral, among the parties and all past dealing or industry custom. In the event of any conflict between the terms contained in this Agreement and the terms contained in any exhibit hereto, the terms of this Agreement shall prevail.

         19.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         19.8 Injunctive Relief. It is expressly agreed that a material breach of this Agreement (a breach of Section 11.2 (Confidentiality Obligations) shall be deemed a material breach of this Agreement) by a party would cause irreparable harm to the non-breaching party and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, the non-breaching party shall be entitled to seek an injunction or other equitable remedies in all legal proceedings in the event of any threatened or actual violations of any or all of the provisions hereof.

         19.9 Remedies. Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

         19.10 Force Majeure. A party shall not be liable for non-performance or delay in performance (other than of obligations regarding payment of money or confidentiality) caused

                                                          Distribution Agreement

                                                                    Confidential

by any event reasonably beyond the control of such party including, but not limited to, wars, hostilities, revolutions, riots, civil commotion, national emergency, strikes, lockouts or other labor disputes or shortages or inability to obtain material or equipment, unavailability of supplies, compliance with laws or regulations (including, without limitation, those related to infringement), epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any Act of God, or any law, proclamation, regulation, ordinance or other act or order of any court, government or governmental agency; provided the party claiming force majeure notifies the other party promptly after the force majeure event has arisen; and further provided that the party claiming force majeure relief shall resume performance hereunder once the force majeure event has ended.

         19.11 Allocation of Risk. The sections on limitation of liability, indemnification, warranties and disclaimer of warranties allocate the risks in the Agreement among the parties. This allocation is an essential element of the basis of the bargain among the parties.

         19.12 Publicity and Press Releases. None of the parties shall disclose the terms of this Agreement without the prior approval of the other parties, except that a party may disclose the terms of this Agreement where required by law, provided that such party makes every reasonable attempt to obtain confidential treatment or similar protection to the fullest extent available to avoid public disclosure of the terms of this Agreement.

         19.13 Compliance with Laws. Com21 and Philips each covenant that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations. In particular, but without limitation, Philips shall be responsible for obtaining all licenses, permits and approvals which are necessary or advisable for sales of the Com21 Products within the Territory and for the performance of its duties hereunder.

         19.14 No Rights by Implication. No rights or licenses with respect to the Com21 Products or Com21 Confidential Information are granted, other than those rights expressly and unambiguously granted in this Agreement.

         19.15 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

         19.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until all the parties named below have duly executed or caused to be duly executed a counterpart of this Agreement.

                                                          Distribution Agreement

                                                                    Confidential

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below effective as of the Effective Date.


COM21, INC.                                 PHILIPS PUBLIC
                                            TELECOMMUNICATION SYSTEMS



By: [SIG]                                   By:  [SIG]
   -------------------------------              ------------------------------
Name:  William J. Gallagher                 Name: B. Adams
     -----------------------------               -----------------------------
Title:  Vice President                      Title: Gen. Manager
      ----------------------------                ----------------------------
Date: 26 Nov 97                             Date: 19 Nov 97
      ----------------------------               -----------------------------


                                                          Distribution Agreement

                                                                    Confidential

                                    EXHIBIT A

                                 COM21 PRODUCTS


MODEL NUMBER               DESCRIPTION

SUBSCRIBER UNITS
CP1000                     ComPORT Cable Modem - US - High Frequency Band
CP1100                     ComPORT Cable Modem - Int'l - High Frequency Band

HEADEND UNITS
CC2100                     ComCONTROLLER Ch/Sw/DPS/Tx/Rx/CC/EM (USD)
CC2110                     ComCONTROLLER Ch/Sw/DPS/Tx/Rx/CC/EM (Int'l)
CC0101                     ComCONTROLLER Tx RF Module
CC0100                     ComCONTROLLER Transmit Main (US Domestic)
CC0110                     ComCONTROLLER Transmit Main (International)
CC0200                     ComCONTROLLER Receive Card (US Domestic)
CC0210                     ComCONTROLLER Receive Card (International)
CC0300                     ComCONTROLLER CC Card
CC0400                     ComCONTROLLER 10BT Card (4K Addresses)
CC0401                     ComCONTROLLER 10BT Card (8K Addresses)
CC0500                     ComCONTROLLER ATM Switch (spare)
CC0600                     ComCONTROLLER 110V/220V Power Supply (spare)
CC0700                     ComCONTROLLER Mini-Chassis Backplane (spare)
CC0800                     ComCONTROLLER Mini-Chassis Cabling, Assembly
CC0810                     ComCONTROLLER Fan Assembly
CC0811                     ComCONTROLLER Face Plate

SOFTWARE
CS3000                     NMAPS Software License
CS0300                     HCX System Software License (US)
CS0310                     HCX System Software License (International)

SERVICES
CX9010                     Off Site Support
CX9020                     On Site Support
CX9030                     Training (5 days)
CX9100                     Extended Service Contract

DOCUMENTATION
CD8110                     Technical Reference Manual
CD8120                     Installation, Operation and Maintenance Manual
CD8140                     NMAPS Command Reference Manual
CD8141                     NMAPS Quick Reference Guide
CD8151                     ComPORT Quick Reference Guide

                                                                    Confidential

                                    EXHIBIT B

                       END USER SOFTWARE LICENSE AGREEMENT

               This End User Software License Agreement ("Agreement") is entered into as of the date last written below ("Effective Date") by and between Com21, a Delaware corporation, having its principal place of business at 750 Tasman Drive, Milpitas, California 95035 ("Com21") and the undersigned end user, having a principal place of business at the address set forth below ("License")

               1. DEFINITIONS.

                      a. "Documentation" means the end user documentation provided by Com21 associated with the Software.

                      b. "Hardware" means, collectively, Com21's headend controller unit, Com21's subscriber-end data over cable modem and/or voice over cable modem and a central processing unit ("CPU") operating on a SUN platform with HP OpenView software.

                      c. "Licensed Products" means, collectively, the Software and the Documentation.

                      d. "Software" means, collectively, the version(s) of the Com21 network management applications programs (the "NMAP Software"), Com21 cable modem image software and other software contained in any Hardware, in object code form including updates, modifications or enhancements of such programs that may be provided by Com21 in its sole discretion from time to time.

               2. GRANT OF LICENSE.

               Subject to all the terms and conditions of this Agreement, Com21 grants Licensee a non-exclusive, non-sublicensable, non-transferable right ("License") to use the Software only in accordance with the Documentation and only in connection with the Hardware licensed or purchased by Licensee. Licensee has no right to receive, use, examine, or modify any source code or design documentation relating to the Software.

               3. OWNERSHIP OF SOFTWARE.

               As between the parties, Com21 retains all title to and ownership of and, except as expressly and unambiguously licensed herein, all rights and interest in the Licensed Products including all customizations, enhancements, modifications, improvements, derivatives or other changes (by whomever produced) and all copies and portions thereof, whether or not incorporated into or with other software, and all intellectual property and proprietary rights anywhere in the world therein. The License does not constitute a sale of the Software or any portion or copy of it.

                                                                    Confidential

               4. RESTRICTIONS.

               Except as reasonably required to use the Software with the Hardware strictly in accordance with the License, copying or modification of the Licensed Products or any portion thereof, including Software that has been modified or incorporated into or with other software, is expressly forbidden. Licensee shall not remove, alter, obscure or fail to reproduce all copyright, trademark and other proprietary rights notices that appear in or on the Licensed Products. Except to the extent expressly prohibited by applicable law, Licensee shall not (and shall not allow any third party to) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying ideas, structure, sequence, organization, algorithms, file formats, programming or interoperability interfaces of the Software or of any files contained in or generated using the Software by any means whatsoever. Further, Licensee shall not (i) load or use any portion of the NMAP Software on or with more than one central processing unit or associated storage device, (ii) provide, lease, lend or otherwise use or allow others to use the Software to or for the benefit of third parties, (iii) except as specified in the Documentation, modify, incorporate into or with other software or create a derivative work of any part of the Software, (iv) load or use any portion of the Software (whether or not modified or incorporated into or with other software) on or with any machine or system other than the Hardware, (v) except if, as and to the extent expressly authorized in the Documentation, transmit or use the Software over a network, or (vi) disseminate performance information or analysis (including, without limitation, benchmarks) from any source relating to the Software.

               5. TERMINATION OF LICENSE.

               The License shall remain in effect for so long as Licensee's use of the Licensed Products is in compliance with the terms and conditions of this Agreement. Upon Licensee's failure to cure any material breach of this Agreement or any other portion of the Agreement of which it is a part within thirty (30) days of receiving notice of such breach from Com21 (or immediately upon notice in the case of a breach of Section 4), this Agreement shall terminate automatically. Upon termination, Licensee shall immediately cease all use of the Licensed Product and return or destroy all copies of the Licensed Product and all portions thereof (whether or not modified or incorporated with or into other software) and so certify to Com21. Except for the License and except as otherwise expressly provided herein, the terms of this Agreement shall survive termination. Termination is not an exclusive remedy and all other remedies will be available whether or not the License is terminated.

                                                                    Confidential

               6. LIMITED WARRANTY AND DISCLAIMER.

               THE LICENSED PRODUCTS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LICENSEE'S EXCLUSIVE REMEDY FOR ANY DEFECT IN THE SOFTWARE SHALL BE AS PROVIDED UNDER COM21'S SOFTWARE SUPPORT TERMS AND CONDITIONS TO THE EXTENT LICENSEE HAS PURCHASED COM21 SUPPORT SERVICES FOR THE SOFTWARE. FURTHER, COM21 DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE LICENSED PRODUCTS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR THAT THE LICENSED PRODUCTS ARE OR WILL BE ERROR-FREE.

               This limited warranty does not affect or prejudice statutory rights Licensee may have acquired in the country in which the Licensed Products are being used.

               7. LIMITATION OF REMEDIES AND DAMAGES.

               TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, COM21 SHALL NOT BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR
(I) ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOSS OR INACCURACY OF DATA OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY OR (III) ANY MATTER BEYOND ITS REASONABLE CONTROL. NOTHING IN THIS AGREEMENT SHALL EXCLUDE OR RESTRICT COM21'S LIABILITY FOR DEATH OR PERSONAL INJURY SOLELY CAUSED BY COM21'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR TO THE EXTENT EXPRESSLY PROHIBITED UNDER APPLICABLE MANDATORY PRODUCT LIABILITY LAWS, IF ANY.

                                                                    Confidential

               8. INDEMNIFICATION.

               Com21 shall hold Licensee harmless from liability resulting from infringement by the Software of any United States patent issued as of the date sixty (60) days before delivery of the Software or any United States copyright, provided Com21 is promptly notified of any and all threats, claims and proceedings related thereto, given reasonable assistance and has sole control over the defense and all negotiations for a settlement or compromise; Com21 will not be responsible for any settlement it does not approve in writing. THE FOREGOING CONSTITUTES COM21'S SOLE LIABILITY, AND LICENSEE'S SOLE REMEDY, IN THE EVENT OF ANY INFRINGEMENT OF THIRD PARTY RIGHTS BY THE LICENSED PRODUCTS AND IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW. The foregoing obligation of Com21 does not apply with respect to Software or portions or components thereof (i) not supplied by Com21, (ii) made in whole or in part in accordance to Licensee's specifications, (iii) which are modified after delivery by Com21, (iv) combined with other products, processes or materials (excluding the Hardware) not supplied by Com21, (v) where Licensee continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (vi) where Licensee's use of the Software is incident to an infringement not resulting primarily from the Software or is not strictly in accordance with the License; Licensee will indemnify Com21 and its officers, directors, agents and employees from all damages, settlements, attorneys' fees and expenses related to a claim of infringement excluded from Com21's indemnity obligation by this sentence.

               9. GOVERNMENT MATTERS.

               Licensee shall comply with the U.S. Foreign Corrupt Practices Act (regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of any Software or any copy or direct product thereof in violation of any such restrictions, laws or regulations or, without all required licenses and authorizations, to any Group D:1 or E:2 country, including, without limitation, Cuba, Libya, North Korea, Iran, Iraq, or Rwanda (or any national or such country) specified in the then current Supplement No. 1 to Part 740 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

               10. MISCELLANEOUS.

                      a. Assignment. The License and this Agreement are not assignable or transferable by Licensee without the prior written consent of Com21; any attempt to do so shall be void.

                      b. Notices. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally, by international overnight courier service with tracking capabilities and written confirmation or mailed by first-class, registered or certified mail, postage prepaid to the respective addresses of the parties as set herein (or such other address as a party may designate by ten (10) days written notice).

                                                                    Confidential

                      c. Waivers and Amendments. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. Any waivers of or amendments to any provision of this Agreement shall be effective only if made in writing clearly understood by both parties to be an amendment or waiver and signed by a representative of the respective parties authorized to bind the parties.

                      d. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                      e. Governing Law; Attorneys' Fees. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of California and the United States of America without regard to conflicts of laws provisions thereof and without regard to the U.N. Convention on Contracts for the International Sale of Goods. The sole and exclusive jurisdiction and venue for any action or dispute relating to the subject matter of this Agreement shall be the California state and U.S. federal courts having within their jurisdiction the location of Com21 and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action or dispute and hereby waives any venue objection thereto. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys' fees.

                      f. English Language. The original of this Agreement has been written in English. Licensee hereby agrees to waive any right under the law of the country in which the Software was initially licensed to have this Agreement written in the native language.

                      g. Equitable Relief. The parties agree that a material breach of this Agreement adversely affecting Com21's proprietary rights in the Software would cause irreparable injury to Com21 for which monetary damages would not be an adequate remedy and that the Com21 shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

                                                                    Confidential

                      h. Entire Agreement. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

                      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

COM21, INC.                                  [LICENSEE'S NAME]


By: [SIG]                                   By:   [SIG]
   -------------------------------              -------------------------------
Name: WILLIAM J. GALLAGHER                   Name: B. ADAMS
     -----------------------------                -----------------------------
Title: VICE PRESIDENT                        Title:  GEN. MGR.
      ----------------------------                  ---------------------------
Date: 26 NOV 97                              Date: 19 NOV 97
      ----------------------------                -----------------------------
                                             Address: 15 Blue Street
                                                     ---------------------------
                                                      N. Sydney
                                                     ---------------------------
                                                      NSW 2060
                                                     ---------------------------

                                                                    Confidential

                                    EXHIBIT C


                                   PRICE LIST

                                                                    Confidential

                                    EXHIBIT D

                       COM21 SUPPORT TERMS AND CONDITIONS

         The following terms and conditions relate to and are incorporated into the Agreement. Capitalized terms not defined in Section 1 below have the same meaning as in the Agreement.

1.       DEFINITIONS

         Unless defined otherwise herein, capitalized terms used in these Support Services Terms and Conditions shall have the same meaning as set forth in the Agreement.

         "Critical Error" means the Com21 Software crashes or a significant number of End Users are unable to use the Com21 Software because of replicatable Errors in the Com21 Software, causing significant End User inconvenience or dissatisfaction.

         "Error" means an error in the Com21 Software which significantly degrades the Com21 Software's performance or function.

         "Error Correction" means the use of commercially diligent efforts to correct Errors.

         "Fix" means the repair or replacement of object or executable code versions of the Com21 Software to remedy an Error.

         "Minor Error" means that a small number of End Users are experiencing a replicatable Error in the Com21 Software that limits some functionality of the Com21 Software or that Philips' technical support personnel, after using commercially diligent efforts to provide a solution, require Com21's assistance.

         "Moderate Error" means End Users are able to use the Com21 Software but a small number of End Users experience Errors in the Com21 Software causing significant inconvenience to those End Users due to some loss of functionality of the Com21 Software.

         "Support Services" means Com21 support services as described in
         Section 3.

         "Telephone Support" means technical support telephone assistance provided by Com21 to the Technical Support Contact during Com21's normal business hours.

         "Workaround" means a change in the procedures followed or data supplied by Com21 to avoid an Error without substantially impairing use of Com21 Software by End Users.

2.       COVERAGE

         Subject to the terms hereof, Com21 will provide Support Services to Philips for the Com21 Software.

                                                                    Confidential

3.       SUPPORT SERVICES

         Support Services consist of Error Correction as specified in Section 6 hereof provided to the "Technical Support Contact" designated by Philips as responsible for communications between the parties regarding the Support Services hereunder. Upon detection of any Error, Philips agrees to provide Com21 a listing of output and any other data, that Com21 may reasonably request in order to reproduce the operating conditions similar to those present when the Error occurred.

4.       TERM AND TERMINATION

         Support Services shall be provided without additional consideration for a term of three (3) months commencing on the Effective Date (the "Initial Term"), unless terminated by either party. Beyond the Initial Term, Philips may purchase Support Services for a term of one (1) year and renewable for additional one (1) year periods by providing Com21 written notice not later than thirty (30) days prior to expiration of the current term for Support Services. Com21 may suspend or cancel Support Services if Philips fails to make payment pursuant to the Section titled "Fees and Payment" or breaches the Support Services provisions and such breach is not remedied within thirty (30) days (15 days in the case of nonpayment) after Philips receives notice of the breach.

5.       FEES AND PAYMENT

         For Support Services after the Initial Term, Philips shall pay Com21 the applicable Support Services fee as listed in the then-current Com21 price list. Support Services fees will be billed on an annual basis, payable in advance. Philips shall be responsible for all taxes associated with Support Services other than U.S. taxes based on Com21's net income. Philips' payment is due within thirty (30) days of receipt of Com21's invoice. In the event Philips fails to pay Com21 on the due date, then to reinstate or renew Support Services (if allowed by Com21), Philips must first pay Com21 the annual Support Services fee and the reinstatement charge listed in the then-current Com21 price list.

6.       ERROR CORRECTION

         Com21 shall exercise commercially diligent efforts to correct any Error reported by Philips in the Com21 Software in accordance with the priority level reasonably assigned to such Error by Philips.

                  a) Critical Errors. In the event of a Critical Error, Com21 will respond to Critical Errors by assigning a technician to investigate the Error within four (4) hours from the time Philips reports the Error to Com21. Com21 will provide Philips information and a proposal for the correction of such Error no later than twenty-four
         (24) hours from the time the Error was first reported to Com21. Com21 shall use in commercially reasonable efforts to provide a Workaround or a Fix that solves or reduces the severity of the Error within forty-eight (48) hours from the time Philips first reports the Error.

                                                                    Confidential

                  b) Moderate Errors. In the event of a Moderate Error, Com21 will respond to all Moderate Errors by assigning a technician to investigate such Error within four (4) hours from the time Philips reports the Error to Com21. Com21 will provide a Workaround within fourteen (14) days or will Fix the Error in a time frame to be agreed upon by the parties.

                  c) Minor Errors. In the event of a Minor Error, Com21 will respond to requests for information within eight (8) hours and, if appropriate, use commercially diligent efforts to provide an upgrade of the Com21 Software providing a Workaround or a Fix for the Error within three (3) months of Philips' reporting of such Error.

         If Com21 believes that a problem reported by Philips may not be due to an Error in the Com21 Software, Com21 will so notify Philips. At that time, Philips may (1) instruct Com21 to proceed with problem determination at its possible expense as set forth below or (2) instruct Com21 that Philips does not wish the problem pursued at its possible expense. If Philips requests that Com21 proceed with problem determination at its possible expense and Com21 determines that the error was not due to an Error in the Com21 Software, Philips shall pay Com21, at Com21' then-current and standard consulting rates, for all work performed in connection with such determination, plus reasonable related expenses incurred therewith. Philips shall not be liable for
         (i) problem determination or repair to the extent problems are due to Errors in the Com21 Software or (ii) work performed under this paragraph in excess of its instructions or (iii) work performed after Philips has notified Com21 that it no longer wishes work on the problem determination to be continued at its possible expense (such notice shall be deemed given when actually received by Com21). If Philips instructs Com21 that it does not wish the problem pursued at its possible expense or if such determination requires effort in excess of Philips' instructions, Com21 may, at its sole discretion, elect not to investigate the Error with no liability therefor.

7.       EXCLUSIONS

         Com21 shall have no obligation to support:

         1) Com21 Software that has been altered, damaged or modified or Com21 Software or any portion thereof has been incorporated with or into other software; or

         2) Com21 Software that is not the then current release or any release which has been replaced by the then current release of the same Com21 Software more than thirty (30) days after the date of the current release; or

         3) Problems in the Com21 Software that are caused by Philips' negligence, abuse or misapplication, misuse or other causes beyond the control of Com21.

         Com21 shall have no liability for any changes in hardware which may be necessary to use the Com21 Software.

                                                                    Confidential

8.       LIMITATION OF LIABILITY

         Com21's liability for damages from any cause of action whatsoever relating to Com21's agreement to provide Support Services shall be limited to the amount paid by Philips for the Support Services for the applicable year.

9. THESE TERMS AND CONDITIONS CONSTITUTE A SERVICE CONTRACT AND NOT A WARRANTY FOR THE COM21 SOFTWARE. THE COM21 SOFTWARE AND ALL MATERIALS RELATED TO THE COM21 SOFTWARE ARE SUBJECT EXCLUSIVELY TO THE WARRANTIES SET FORTH IN THE AGREEMENT. THIS EXHIBIT IS AN ADDITIONAL PART OF THE AGREEMENT AND DOES NOT CHANGE OR SUPERSEDE ANY TERM OF THE AGREEMENT EXCEPT TO THE EXTENT UNAMBIGUOUSLY CONTRARY THERETO.

                                                                    Confidential

                                    EXHIBIT E

                              DEMONSTRATION SYSTEM


MODEL NUMBER            DESCRIPTION                                                  VERSION               PRICE
SUBSCRIBER UNITS
CP1000            ComPORT Cable Modem - US - High Frequency Band                     US                            [*]
CP1100            ComPORT Cable Modem - Int'l - High Frequency Band                  INTERNATIONAL                 [*]


HEADEND UNITS
CC2100            ComCONTROLLER Ch/Sw/DPS/Tx/Rx/CC/EM (USD)                          US                            [*]
CC2110            ComCONTROLLER Ch/Sw/DPS/Tx/Rx/CC/EM (Int'l)                        INTERNATIONAL                 [*]

NMAPS
CS3100            Network Management and Provisioning Station Software               US                            [*]
CS3000            Network Management and Provisioning Station Software               INTERNATIONAL                 [*]

SOFTWARE
CS0300            HCX System Software License                                        US                            [*]
CS0310            HCX System Software License                                        INTERNATIONAL                 [*]

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    Confidential

                                    EXHIBIT F

                        COM21 PRODUCTS EXTENDED WARRANTY

                                     [LOGO[



COMMUNICATIONS FOR THE 21ST CENTURY


                        Com21 Warranty and Service Policy

                              Document 280-0050-00
                                   Version 1.0

                                 April 22, 1998

Approvals:


----------------------------         ---------------------------------
Buck Gee (Marketing)                 Bill Gallagher (Sales)

----------------------------         ---------------------------------
Mike Gordon (Support)                Dave Robertson (Finance)

                                                                    Confidential

PURPOSE

This document summarizes the terms and conditions of Com21 Warranty and Service offerings for Com21 hardware and software products.

HARDWARE WARRANTIES

         STANDARD HARDWARE WARRANTY POLICY

         Com21 warrants that the hardware portion of the ComCONTROLLER and ComPORT products will materially conform to the specifications applicable to such product and will be free from material defects in materials and workmanship under normal and proper use for one (1) year from the date of Com21's shipment. Com21's sole liability under this warranty is, at the option of Com21, to repair or replace a Com21 hardware product that does not conform with the foregoing warranty. This warranty shall not apply any damage or defect arising as a result of neglect, improper installation, alteration, accident, or improper use of a Com21 hardware product. This warranty is specifically in lieu of, and Com21 disclaims, all other warranties, express or implied, including, without limitation, any warranty for merchantability, fitness for a particular purpose and non-infringement. Com21 will not be liable for any incidental or consequential damages or for the cost of substitute goods, services or technology.

         OTHER POLICY TERMS:

         - ComCONTROLLER and ComPORT products are covered for twelve (12) months from date of Com21's shipment at no charge.

         - $50 no trouble found charge for units that are returned, but are determined by Com21 to conform with the warranty.

         - Philips pays shipping charges to Com21; Com21 pays return shipping charges unless no trouble found, then reseller pays return shipping charges unless otherwise agreed by Com21.

         - Com21 sends the repaired or replaced hardware units to reseller within fifteen (15) working days after Com21's receipt of the defective products covered under warranty unless otherwise agreed.

         - A Com21 Return Material Authorization number must be obtained from Com21 Technical Support for all warranty and non-warranty repairs prior to return of hardware products.

         POST-WARRANTY HARDWARE EQUIPMENT SUPPORT

                  After expiration of the one (1)-year hardware warranty period, Com21 will repair Com21 hardware products on a time and materials basis on the terms and at the prices shown in the "Com21 Services" Section. Com21 will warrant such out-of-warranty repair of Com21 hardware products for a period of ninety (90) days from the date of Com21's shipment to reseller unless otherwise agreed too.


         COMPORT EXTENDED WARRANTY

                  The ComPORT extended warranty extends standard hardware warranty for ComPORT cable modems and power supply for an additional twenty-four (24) months. The

                                                                    Confidential

                  price is [*] per modem at time of purchase or [*] if purchased before the standard hardware warranty expires. This extended warranty cannot be renewed or further extended.

         COMCONTROLLER EXTENDED WARRANTY

                  ComCONTROLLER extended warranty can be purchased for any ComCONTROLLER product or sub-system and it extends standard hardware warranty for an additional twenty-four (24) months. The warranty price is [*] of the Com21 list price of the ComCONTROLLER product or sub-system, if the warranty is purchased at time of purchase, and is [*], if the warranty is purchased within the twelve (12) month standard hardware warranty period. This extended warranty cannot be renewed or further extended.

         ORDER NUMBER AND PRICE OF HARDWARE WARRANTIES:


  Order
 Number        Description                                                    Price
 ------        -----------                                                    -----
CX9500       ComPORT Extended Warranty (Time of purchase). Not                 [*]
             renewable.  No discounts are available.                           [*]

CX9550       ComPORT Extended Warranty (Within 12 months). Not                 [*]
             renewable. No discounts are available.                            [*]

CX9510       ComCONTROLLER Extended Warranty (Time of purchase).               [*]
             Not renewable. No discounts are available.                        [*]

CX9560       ComCONTROLLER Extended Warranty (Within 12 months).               [*]
             Not renewable. No discounts are available.                        [*]


SOFTWARE WARRANTY, SUPPORT AND MAINTENANCE CONTRACTS

         COM21'S SOFTWARE WARRANTY

         The warranty period for software media is ninety (90) days. The Com21 software products are provided "as is" without warranty of any kind, including, without limitation, any warranty of merchantability, fitness for a particular purpose and non-infringement. Further, Com21 does not warrant, guarantee, or make any representations regarding the use, or the results of the use, of the licensed Com21 software products in terms of correctness, accuracy, reliability, or that the licensed products are or will be error free unless otherwise agreed to by Com21.

         SOFTWARE SUPPORT POLICY

         Com21 will provide telephone technical support for the current shipping version of the Com21 software and its immediate prior release. For example, if Com21 is shipping NMAPS v2.3, then Com21 would provide telephone support for NMAPS v2.3 and version 2.2. If a customer was still using NMAPS v2.1, Com21 would not provide support except to instruct the customer that it must upgrade to the current shipping version, which in this case would be v2.3, and then Com21 could determine if the customer's problem was resolved by the current shipping release or if error still exists. If the error is not resolved by the current shipping release, then Com21 would then provide technical support to resolve or mitigate the error.

         Com21 will respond to Critical Errors by assigning a technician to investigate the error within four (4) hours from the time customer reports the error to Com21. Com21 will provide customer information and a proposal for the correction of such error no later than twenty-four (24) hours from the time the error was first reported to Com21. Com21 will use commercially reasonable efforts to provide a Workaround within forty-eight (48) hours from the time customer first reports the Error.

         Com21 will use its commercially reasonable efforts to provide a Workaround for moderate or


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    Confidential

             minor errors within forty-eight (48) hours from the time customer first reports the error to Com21, patches, i.e., software which corrects or removes a reproducible anomaly or "bug", will not be provided for these type of Errors. Com21 will use in commercially reasonable efforts to correct and/or fix moderate or minor errors in the next update or upgrade of the Com21 software.

         SOFTWARE MAINTENANCE CONTRACTS AND UPGRADES*

         Maintenance contracts for Com21 software have a twelve (12)-month term beginning on the date of shipment by Com21, renewable annually.

         Com21 encourages its resellers to purchase software maintenance for the Com21 software. The benefits of annual software maintenance are no-charge upgrades including all new product features to all major releases of the Com21 software and all maintenance releases during the twelve (12) month term of the maintenance contract. If purchased separately, the combined cost of these upgrades and maintenance release will be more than the annual price of software maintenance.

         Com21 encourages its resellers to offer customers the extended software maintenance program with all others of Com21 software. The two examples below illustrate the difference in price for maintenance of the Com21 software with and without the extended software maintenance program in place.

         A) If a customer purchases a software maintenance contract at time of purchase of Com21 software, the price will be [*] of the list price of NMAPS and [*] of the list price of the System software (per ComController). Once the customer has purchased maintenance, it must purchase maintenance for all subsequent purchases of software and ComCONTROLLER units in order for such software and ComCONTROLLER units to be covered under the maintenance program. For example, if a customer purchases NMAPS, one ComCONTROLLER including the System software and maintenance on 9/1/97, the software is covered until 8/31/98. If the customer purchases a new ComCONTROLLER including System software on 12/1/97, it must purchase the maintenance for the System software. As a result, the NMAPS and System software that was purchased on 9/1/97 will be covered by the maintenance contract until 8/31/98 and the System software purchased on 12/1/97 will be covered by the maintenance contract until 11/30/98. If software maintenance is purchased after the date of purchase of the Com21 software, but within ninety (90) days, then the price is [*] of the list price of the Com21 software for which maintenance is purchased.

         B) A customer that does not purchase maintenance will receive maintenance (bug-fix) releases but not any upgrade or new feature of any component of the Com21 ComUNITY Access system. For example, an upgrade would be NMAPS or the System software moving from 2.1 to 2.2 or from 2.2 to 2.3. an example of a maintenance release would be moving from version 2.1 to 2.1.1. Under this scenario, if a customer purchased a new upgrade, it would pay [*] of the list price of the upgrade. Although for one upgrade, this price is less than the annual fee for maintenance purchasing two or more upgrades separately per year will cost more than the annual maintenance fee. Com21 is currently planning to release at least

--------
* MAJOR RELEASE:     A comprehensive software release that has significant new
                features to provide additional functionality or performance.

         MAINTENANCE RELEASE: Periodic revisions to major releases which may include performance improvements, support for new hardware, new software features, and/or bug fixes.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    Confidential

                  two upgrades annually, who has purchased NMAPS v2.1 and does not purchase the upgrade to v2.2 charged [*] for the upgrade from v2.1 to v2.3.




         ORDER NUMBER AND PRICE FOR SOFTWARE MAINTENANCE PRODUCTS:

Order Number       Description                                              Price
------------       -----------                                              -----
TBD (CX9200)       ComUNITY Access Software Maintenance contract;    [*]






TBD (CX9201)       ComUNITY Access Software Maintenance contract;    [*]





TBD (CX9202)       ComUNITY Access Software Maintenance contract;    [*]






TBD (CX9203)       ComUNITY Access Software Maintenance contract;    [*]





SERVICE OFFERINGS

         Standard Service Policy

         At no charge, Com21 offers the following support to resellers.

         - (M-F) 7AM to 7PM PST telephone support, after hours message support.
         -        Next business day response.
         - On site support requires a customer PO, minimum charge for a service call is [*].


----------------
[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    Confidential

                                    EXHIBIT G

                      SOURCE CODE ESCROW DEPOSIT AGREEMENT

                                 Account Number

               This Source Code Escrow Deposit Agreement including any Exhibits
and Addenda ("Agreement") is effective this      day of      , 19  , by and
between Escrow Holder ("Escrow Holder"),         ("Licensor") and ("Licensee")
             .

               Notices to Licensor, Licensee and Escrow Holder should be sent to the parties as identified in the attached Exhibit A.

               WHEREAS, Licensor and Licensee have or will enter into a contract dated _______, 199_ (the "Distribution Agreement");

               WHEREAS, Licensor and Licensee desire this Technology Escrow Agreement to be supplementary to said contract pursuant to 11 U.S.C. Section 365(n);

               WHEREAS, availability of or access to certain proprietary data relating to the proprietary technology and other materials is critical to Licensee in the conduct of its business;

               WHEREAS, Licensor has deposited or will deposit with Escrow Holder the related proprietary data to provide for retention and controlled access for Licensee under certain specified conditions:

               NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto agree as follows:

               1. Licensor Deposit Account. Following the execution of this Agreement and the payment of the set-up and deposit fees to Escrow Holder, Escrow Holder shall open a "Deposit Account" for Licensor. The opening of the account means that Escrow Holder shall establish an account ledger in the name of the Licensor and that Licensor shall receive renewal notices as provided in
Section 7. Unless and until Licensor makes an Initial Deposit with Escrow Holder, Escrow Holder shall have no obligation to Licensor except as defined by this Section.

               2. Initial Deposit. The "Initial Deposit" will consist of all material initially supplied by Licensor to Escrow Holder as specified by an accompanying document called a "Description of Deposit Materials" hereinafter referred to as an Exhibit B. Escrow Holder shall issue to Licensor and Licensee a copy of the initial Exhibit B within ten (10) days of acceptance by Escrow Holder of the Initial Deposit.

                                                                    Confidential

               3. Deposit Changes. The Licensor will keep the Deposit updated with supplemental or replacement materials ("Deposit Changes") to the extent required by the License Agreement.

               (a) Supplemental Deposit. A "Supplemental Deposit" will include any materials added to the Deposit. Licensor will submit any Supplemental Deposit accompanied by an Exhibit B. Within ten (10) days of acceptance by Escrow Holder of such Supplemental Deposit, Escrow Holder shall notify Licensor and Licensee by issuing a copy of the Exhibit B.

               (b) Replacement Deposit. "Replacement Materials" replace the existing Deposit defined by Exhibit B(s). Licensor will submit any Replacement Materials accompanied by an Exhibit B. Within ten (10) days of acceptance by Escrow Holder of such Replacement Materials, Escrow Holder shall notify Licensor and Licensee by issuing a copy of the Exhibit B. Escrow Holder will destroy or return to Licensor all materials that are replaced by the Replacement Materials.

               4. Deposit Inspection. Upon the receipt of the Initial Deposit materials and any Deposit Changes, Escrow Holder will visually match the listed items on the Exhibit B to the labeling of such materials. Escrow Holder shall not be responsible for verifying the contents or validating the accuracy of Licensor's labeling. Acceptance of the Deposit will occur only when Escrow Holder concludes that the Deposit Inspection is complete; which conclusion shall not be unreasonably withheld.

               5. License Registration Account. Following the execution of this Agreement and the payment of the set-up, deposit and registration fee to Escrow Holder, Escrow Holder shall open a "Registration Account" for Licensee. The opening of the Registration Account means that Escrow Holder shall establish an account ledger in the name of the Licensee and that Licensee shall receive renewal notices as provided in Section 7. Unless and until Licensor makes an Initial Deposit of Materials with Escrow Holder, Escrow Holder shall have no obligation to Licensee except as defined by this section.

               6. Deposit Obligations of Confidentiality. Escrow Holder agrees to establish a receptacle in which it shall place the Deposit (meaning the Initial Deposit, Supplemental Deposits and Replacement Deposits to the extent then applicable) and shall put the receptacle under the control of one or more of its officers, selected by Escrow Holder, whose identity shall be available to Licensor and Licensee at all times. Escrow Holder shall exercise a professional level of care in carrying out the terms of this Agreement.

               Escrow Holder acknowledges Licensor's assertion that the Deposit shall contain proprietary data of Licensor and that Escrow Holder has an obligation to preserve and protect that confidentiality.

               Escrow Holder may duplicate the Deposit only as necessary to preserve and safely store the Deposit, and to provide copies thereof, as authorized herein, to Licensee. Escrow Holder shall reproduce on all copies of the Deposit made by Escrow Holder any proprietary or confidentiality notices contained in the Deposit originally deposited with it by Licensor.

               Except as expressly provided in this Agreement, Escrow Holder agrees that it shall not divulge, disclose, otherwise make available to third parties, or make any use whatsoever of the Deposit, or of any information provided to it by Licensor in connection with this Agreement, without the express prior written consent of Licensor. This obligation will continue indefinitely notwithstanding termination of this Agreement.

               7. Term of Agreement. This Agreement will have an initial term of one year, commencing on the effective date of this Agreement. This Agreement may be renewed for additional one-year periods upon receipt by Escrow Holder of the specified renewal fees. In the event that the renewal fees are not received within thirty (30) days prior to the expiration date, Escrow Holder shall so notify Licensor and Licensee of the thirty (30) day expiration period. If the renewal fees are not received within the subsequent thirty (30) days, this Agreement will expire without further notice and without liability of Escrow Holder to the parties of this Agreement. Licensee has the right to pay renewal fees and other related fees. In the event Licensee pays the renewal fees and Licensor is of the opinion that any necessary condition for renewal is not met, Licensor may so notify Escrow Holder, and Licensee in writing. The resulting dispute will be resolved pursuant to the dispute resolution process defined in
Section 12.

               8. Expiry. Except as otherwise expressly provided in this Agreement, upon non-renewal or other termination of this Agreement, all duties and obligations of Escrow Holder to Licensor and Licensee will terminate. If Licensor requests the return of the Deposit, Escrow Holder shall return the Deposit to Licensor only after all outstanding invoices and the deposit return fees are paid. If the fee(s) are not received by the anniversary date of this Agreement, Escrow Holder shall, at its option, destroy or return the Deposit to Licensor.

               9. Filing for Release of Deposit by Licensee. Upon notice to Escrow Holder by Licensee (in the form of an affidavit or declaration by an officer of Licensee) of the occurrence of a release condition as defined in
Section 10, and payment of the filing for release fee, Escrow Holder shall so notify Licensor by certified mail with a copy of the notice from the Licensee. If Licensor provides contrary instruction within ten (10) working days of the mailing of the notice to Licensor, Escrow Holder shall not deliver the Deposit to the Licensee except as provided below.

               "Contrary instruction" means the filing of an affidavit or declaration with Escrow Holder by an officer of Licensor stating that a Release Condition has not occurred, or has been cured. Escrow Holder will send a copy of the affidavit or declaration by certified mail to the Licensee who is filing for the release of the Deposit materials. Upon receipt of contrary instruction, Escrow Holder shall not deliver a copy of the Deposit and shall continue to store the Deposit until otherwise directed by Licensor and Licensee jointly, or until resolution of the dispute pursuant to Section 12.

               10. Release of Deposit to Licensee. Release conditions are those conditions specified for release of escrow in Section 18 of the Distribution Agreement.

               If after following the procedure in Section 9, Escrow Holder does not receive contrary instruction from Licensor, Escrow Holder is authorized to release the Deposit, or if more than one Licensee is registered to the Deposit, a copy of the Deposit, to the Licensee filing for release following receipt of any fees due to Escrow Holder.

               11. Conditions for Use Following Release. Following a release as provided in Section 10, Licensee shall have the non-exclusive right to use the released material only to support and maintain the Com21 Software and to distribute error corrections (in object code form only) to then current end-users thereof for use in their licensed configurations. Additionally, Licensee shall be required to maintain the confidentiality of the released materials and technology in accordance with the terms of the License Agreement.

               12. Disputes. In the event of a dispute as to which this section applies, Escrow Holder shall so notify Licensor and Licensee in writing. Such dispute will be settled by arbitration (which arbitration shall be binding for purposes of this Agreement only) [in accordance with the rules of the American Arbitration Association (AAA). Licensor and Licensee will each select one arbitrator and a third arbitrator will be selected unanimously by the two arbitrators selected by the parties. If the two arbitrators selected by the parties are unable to select the third arbitrator within ten (10) days of the appointment of the two arbitrators, the parties consent to the selection of the third arbitrator by the AAA administrator.

               13. Indemnification. Licensor and Licensee agree to defend and indemnify Escrow Holder and hold Escrow Holder harmless from and against all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by Escrow Holder as a result of performance of this Agreement except in the event of a judgment or arbitration decision which specified that Escrow Holder acted with gross negligence or willful misconduct.

               14. Audit Rights. Escrow Holder agrees to keep records of the activities undertaken and materials prepared pursuant to this Agreement. Licensor and Licensee will be entitled at reasonable times, during normal business hours and upon reasonable notice to Escrow Holder, during the term of this Agreement to inspect the records of Escrow Holder with respect to this Agreement.

               Licensor or Licensee will be entitled, upon reasonable notice to Escrow Holder and during normal business hours, at the facilities designated by Escrow Holder, accompanied by a designated employee of Escrow Holder, to inspect the physical status and condition (but not contents) of the Deposit. The Deposit may not be changed by Licensor or Licensee during the audit.

               15. Designated Representative. Licensor and Licensee each agree to designate one individual to receive notices from Escrow Holder and to act on behalf of Licensor and Licensee respectively with respect to the performance of their obligations as set forth in this Agreement and to notify Escrow Holder immediately, in the manner stipulated in Exhibit A, in the event of any change from one Designated Representative to another.

               16. General. Subject to the terms of this Agreement, Escrow Holder may

                                                                    Confidential

act in reliance upon any written instruction, instrument, or signature reasonably believed to be genuine and may assume that any person giving any written notice, request, advice or instruction in connection with or relating to this Agreement has been duly authorized to do so. Escrow Holder is not responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control.

               This Agreement is to be governed by, and construed in accordance with the laws of the State of California, without regard to conflicts of laws provisions thereof.

               Except for the License Agreement, this Agreement, including the Exhibits and Addenda hereto, constitutes the entire Agreement between the parties concerning the subject matter hereof, and will supersede all previous communications, representations, understandings, and agreements, either oral or written, between the parties. Licensor and Licensee acknowledge that Escrow Holder has no knowledge of the terms and conditions contained in the License Agreement and that Escrow Holder's only obligations shall be as set forth herein or in any other writing signed by Escrow Holder, Licensor and Licensee.

               If any provision of this Agreement is held by any court to be invalid or unenforceable, that provision will be limited or severed from this Agreement to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

               17. Fees. All service fees will be due in full at the time of the request for service. Renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. For the purpose of annual renewal fees the effective date of this Agreement will be the anniversary date. Invoiced fees must be paid within sixty (60) days of receipt of invoice or Escrow Holder may terminate this Agreement. If payment is not timely received by Escrow Holder, Escrow Holder shall have the right to accrue and collect interest at the rate of one and one-half percent per month (18% per annum) from the date of invoice for all later payments, or, if lower, the maximum rate allowed by law.

               All fees will be those specified in Escrow Holder's standard Schedule of Fees in effect at the time of renewal, or request for service, except as otherwise agreed. For any increase in Escrow Holder's standard fees, Escrow Holder shall notify Licensor and Licensee at least ninety (90) days prior to any renewal of this Agreement. For any service not listed on the Schedule of Fees, Escrow Holder shall provide a quote prior to rendering such service.


Dated: 11/26/97
      -------------              ------------------------------
                                 Licensor

                                 By:  [SIG]
                                    ---------------------------
                                   WILLIAM J. GALLAGHER
                                  -----------------------------
                                 (Print Name)
                                   VICE PRESIDENT
                                  -----------------------------
                                 Title

Dated: 11/19/97
      -------------              ------------------------------
                                 Licensor

                                 By:    [SIG]
                                    ---------------------------
                                    B. ADAMS
                                  -----------------------------
                                 (Print Name)
                                    GEN. MANAGER
                                  -----------------------------
                                 Title

Dated:
      -------------              ------------------------------
                                 ESCROW HOLDER

                                 By:
                                    ---------------------------

                                  -----------------------------
                                 (Print Name)


                                  -----------------------------
                                 Title

                                                                    Confidential

                                    EXHIBIT A

                                       TO

                          SOURCE CODE ESCROW AGREEMENT

                                 Account Number


Notices to Licensor Regarding
Agreement Terms and Conditions                                Invoices should
should be addressed to:                                       be addressed to:

Licensor:             Com21, Inc.                             __________________
Address:              750 Tasman Drive                        __________________
                      Milpitas, CA 95035                      __________________


Designated                 __________________                 __________________
Representative:            __________________                 __________________
Phone:                     __________________                 __________________

Notices to Licensee Regarding
Agreement Terms and Conditions                                Invoices should
should be addressed to:                                       be addressed to:

Licensee:             Philips Public Tele-
                      communication Systems                  __________________
Address:              Monash Gateway                         __________________
                      745 Springvale Road                    __________________
                      Mulgrave
                      VIC 3170
                      Australia

Designated                 __________________                 __________________
Representative:            __________________                 __________________
Phone:                     __________________                 __________________

                                                                    Confidential

All requests from Licensor or License to change the designated representative must be given in writing and signed by an officer of Licensor or Licensee as the case may be.

                                            Invoice Inquiries
All Contracts, Deposit Materials            and Remittance of
and Official Notifications to               Fees to Escrow Holder
Escrow Holder should be                     should be addressed to:
addressed to:

___________________________________         _________________________________
___________________________________         _________________________________
___________________________________         _________________________________

                                                                    Confidential

                                    EXHIBIT B

                        Description of Deposit Materials

Deposit Account Number___________________________________________________


Deposit Account Name_____________________________________________________


Licensor, pursuant to a Deposit Agreement, hereby deposits the below described materials into the above referenced Deposit Account by providing them to Escrow Holder. The Deposit Type is: (check box that applies)

  Initial Deposit          Supplemental          Replacement

If Replacement then Destroy Deposit    or Return Deposit

If no Deposit Type has been checked the materials will be deemed to be an Initial or Supplemental Deposit.

DEPOSIT MATERIALS

Name _____________________________________ Version _____________________________
Date _________________________ CPU/OS ______________ Compiler __________________
Application ____________________________________________________________________
Utilities needed________________________________________________________________
Special operating instructions__________________________________________________
________________________________________________________________________________

Item Description                     Media                              Quantity


I certify that the above described
materials were delivered/sent to
the Escrow Holder:                             Receipt of the materials
                                               acknowledged.

By ______________________________              By ______________________________
Name ____________________________              Name ____________________________
Title ___________________________              Title ___________________________
For _____________________________              For Escrow Holder
Date ____________________________              Date ____________________________